Exhibit 99.1


                                                    Analyst & Media Contact:
                                                    William G. Harvey
                                                    864-282-9413

FOR IMMEDIATE RELEASE
Friday, July 30, 2004

                     BOWATER ANNOUNCES SECOND QUARTER 2004
                                FINANCIAL RESULTS

     GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $1.3 million or $0.02 per diluted share, on sales of $788.0 million for the second quarter of 2004. These results compare with a net loss of $25.7 million, or $0.45 per diluted share, on sales of $664.1 million in the second quarter of 2003. Before special items, the net loss for the second quarter of 2004 was $14.9 million, or $0.26 per diluted share, compared with the 2003 second quarter net loss before special items of $49.1 million, or $0.86 per diluted share.

     Second quarter 2004 special items, net of tax, consisted of a $3.2 million gain related to asset sales, and a $10.4 million gain resulting from foreign currency changes. Special items, net of tax, in the second quarter of 2003 consisted of a $64.5 million gain related to asset sales, a severance charge of $13.5 million and a $27.6 million charge resulting from foreign currency changes.

                              FINANCIAL HIGHLIGHTS
                    (In millions, except per-share amounts)

                                                               Three Months Ended               Six Months Ended
                                                                    June 30,                        June 30,
                                                         ------------------------------- --------------------------------
                                                               2004            2003             2004           2003
                                                         ------------------------------- --------------------------------
Sales                                                    $     788.0    $     664.1      $   1,533.3    $   1,294.6
Net loss                                                 $      (1.3)   $     (25.7)     $     (33.8)   $     (97.4)

Loss per diluted share (in accordance with GAAP)         $      (0.02)  $      (0.45)    $      (0.59)  $      (1.71)
Special items, net of tax (per diluted share):
   Sale of assets (gain) loss                            $      (0.06)  $      (1.13)    $      (0.05)  $      (1.25)
   Foreign exchange (gain) loss                                 (0.18)          0.48            (0.17)          0.85
   Severance charge                                              -              0.24              -             0.31
   Adoption of SFAS 143                                          -              -                 -             0.04
                                                         ------------------------------- --------------------------------
Loss per share excluding special items                   $      (0.26)  $      (0.86)    $      (0.81)  $      (1.76)
                                                         ------------------------------- --------------------------------


                                     (more)

     "I am pleased with the improvement in our operating income and cash flow in the second quarter," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "Overall, our customers' businesses are healthier, and there is positive momentum in pricing for our products. We expect further improvement in operating results throughout the balance of the year."





     The company's average newsprint price rose $20 per metric ton while shipments decreased 5% compared to the first quarter of 2004. Shipments were lower primarily due to maintenance downtime and the continuing shift from newsprint to groundwood specialties production at our facilities. During the second quarter, the company curtailed 36,000 metric tons of newsprint production and took 17,000 metric tons of maintenance related downtime. The company has informed its North American customers of a $50 per metric ton price increase effective September 1, 2004.

     Bowater's average transaction price for coated and specialty papers increased $14 per short ton compared to the first quarter of 2004 while shipments rose 12%. Costs per ton for coated and specialty papers decreased by 3% in the second quarter compared to the first quarter of 2004. In the second quarter, specialty paper shipments increased by 36,000 tons compared to the first quarter. We are now informing our customers of a $60 price increase per ton on all of our coated and SC grades, as well as our higher bright book and select grades. These prices will become effective September 1, 2004. Uncoated book and select grades (75 bright and below) will increase $45 per ton at the same time.

     Bowater's average market pulp transaction price rose $49 per metric ton, compared to the first quarter, while shipments decreased 8% due to annual maintenance outages at several facilities. As a result of the outages, market pulp production was reduced by 19,000 metric tons. Bowater's average operating costs per metric ton for market pulp in the second quarter increased 7% compared to the first quarter as a result of lower production and the increased maintenance spending.

     The company's average transaction price for lumber increased $50 per thousand board feet while shipments increased 8% compared to the first quarter of 2004. The impact of the lumber price increase was tempered by the duties imposed on lumber shipped from Canada into the U.S.

     Bowater will hold a management conference call to discuss these financial results at 10:00 a.m. EDT, July 30, 2004. The conference call number is 888-428-4474 or 612-332-0228 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT on Friday, July 30, through Friday, August 6, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 738638.

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 13 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE: BWX).



                                     (more)

     All amounts are in U.S.  dollars.

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2003, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                                                 # # #

                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)


                                                                         Three Months Ended                  Six Months Ended
                                                                                June 30,                            June 30,
                                                                 --------------------------------   -------------------------------
                                                                      2004              2003              2004             2003
                                                                 -------------   ---------------    --------------   --------------

Sales                                                                 $ 788.0        $ 664.1         $ 1,533.3        $ 1,294.6
Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                        577.3          554.1           1,144.8          1,070.6
Depreciation, amortization and cost of timber harvested                  84.9           86.0             171.1            168.5
Distribution costs                                                       79.4           62.4             156.4            124.5
Selling and administrative expense                                       31.8           34.0              68.8             70.8
Net gain on fixed assets and land sales(1)                                5.1          104.0               4.2            115.1
      Operating income (loss)                                   --------------   ---------------    --------------   --------------
                                                                         19.7           31.6              (3.6)           (24.7)

Other expense (income):
    Interest income                                                      (1.1)          (1.4)             (2.1)            (2.4)
    Interest expense, net of capitalized interest                        49.9           42.2              98.1             82.1
    Foreign exchange (gain) loss                                         (1.7)           5.6              (1.3)            13.8
    Other, net                                                           (2.2)          (3.1)             (3.8)            (3.0)
                                                                --------------   ---------------    --------------   --------------
                                                                          44.9          43.3              90.9             90.5
                                                                --------------   ---------------    --------------   --------------
Loss before income taxes, minority interests
and cumulative effect of accounting changes                             (25.2)         (11.7)            (94.5)          (115.2)

Provision for income tax (benefit) expense                              (22.9)          17.6             (56.7)           (12.7)
Minority interests in the net loss of subsidiaries                       (1.0)          (3.6)             (4.0)            (7.2)
                                                                --------------   ---------------    --------------   --------------

Loss before cumulative effect of accounting changes                      (1.3)         (25.7)            (33.8)           (95.3)
Cumulative effect of accounting changes (2)                                -              -                 -              (2.1)
                                                                --------------   ---------------    --------------   --------------
Net loss                                                               $ (1.3)       $ (25.7)          $ (33.8)         $ (97.4)
                                                                ==============   ===============    ==============   ==============


Basic loss per common share: (3)
   Loss before cumulative effect of accounting changes                $ (0.02)        $ (0.45)          $ (0.59)         $ (1.67)
   Cumulative effect of accounting changes                                -                 -                 -            (0.04)
                                                                --------------   ---------------    --------------   --------------

    Net loss                                                          $ (0.02)        $ (0.45)          $ (0.59)         $ (1.71)
                                                                ==============   ===============    ==============   ==============

Average common shares outstanding (3)                                     57.2          56.9              57.1             56.9
                                                                ==============   ===============    ==============   ==============

Diluted loss per common share: (3)
  Loss before cumulative effect of accounting changes                 $ (0.02)        $ (0.45)          $ (0.59)         $ (1.67)
  Cumulative effect of accounting changes                                 -                 -                 -            (0.04)
                                                                --------------   ---------------    --------------   --------------

    Net loss                                                          $ (0.02)        $ (0.45)          $ (0.59)         $ (1.71)
                                                                ==============   ===============    ==============   ==============

Average common and common equivalent shares outstanding (3)              57.2           56.9              57.1             56.9
                                                                ==============   ===============    ==============   ==============


                                         BOWATER INCORPORATED AND SUBSIDIARIES
                                         (Unaudited, in millions of US dollars)


Consolidated Balance Sheet                                                             June 30,          December 31,
                                                                                         2004                 2003
                                                                                ------------------   --------------------
Current assets:
    Cash and cash equivalents                                                             $ 34.2                  $ 19.4
    Accounts receivable, net                                                               397.0                   360.9
    Inventories                                                                            286.9                   293.1
    Other current assets                                                                   129.5                   169.6
                                                                                --------------------    ------------------
       Total current assets                                                                847.6                   843.0
                                                                                --------------------    ------------------
Timber and timberlands                                                                     183.0                   184.1
Fixed assets, net                                                                        3,412.4                 3,557.3
Goodwill                                                                                   828.2                   828.2
Other assets                                                                               181.5                   203.2
                                                                                --------------------    -----------------
                                                                                       $ 5,452.7               $ 5,615.8
                                                                                ====================    ==================
Current liabilities:
    Current installments of long-term debt                                                $ 13.1                  $ 13.4
    Short-term bank debt                                                                   115.8                   200.5
    Accounts payable and accrued liabilities                                               420.1                   434.1
    Dividends payable                                                                       11.4                    11.7
                                                                                --------------------    -----------------
        Total current liabilities                                                          560.4                   659.7
                                                                                --------------------    -----------------
Long-term debt, net of current installments                                              2,421.6                 2,292.4
Pension, other postretirement benefits and other long-term liabilities                     494.3                   481.4
Deferred income taxes                                                                      402.3                   500.3
Minority interests in subsidiaries                                                          64.4                    69.3
Shareholders' equity                                                                     1,509.7                 1,612.7
                                                                                --------------------    ------------------
                                                                                       $ 5,452.7               $ 5,615.8
                                                                                ====================    ==================


                                                                                          Six Months Ended
Consolidated Cash Flow                                                                        June 30,
                                                                               ---------------------------------------------
                                                                                       2004                    2003
                                                                                --------------------    -----------------
Cash flows (used for) from operating activities                                           $ 21.7                  $ 41.1
                                                                                --------------------    -----------------
Cash flows from (used for) investing activities:
    Cash invested in fixed assets, timber and timberlands                                  (38.9)                 (150.0)
    Disposition of fixed assets, timber and timberlands                                      7.3                   140.3
                                                                                -------------------     ------------------
                                                                                           (31.6)                   (9.7)
                                                                                -------------------     ------------------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                                           (23.2)                  (22.8)
    Financing activities, net                                                               47.4                    37.6
    Stock options exercised                                                                  5.2                     0.2
    Other                                                                                   (4.7)                    0.4
                                                                                --------------------    -----------------
                                                                                            24.7                    15.4
                                                                                --------------------    --------------------
Net increase in cash and cash equivalents                                                 $ 14.8                  $ 46.8
                                                                                ====================    ====================

    BOWATER INCORPORATED AND SUBSIDIARIES
    Notes to the Press Release and Unaudited Consolidated Financial Statements


(1)During the three and six months ended June 30, 2004, Bowater recorded a net pre-tax gain of $5.1 million, or $0.06 per diluted share after tax and $
     4.2 million, or $0.05 per diluted share after tax, respectively, related to land sales and gains or losses on fixed assets. During the three and six months ended June 30, 2003, Bowater recorded a net pre-tax gain of $104.0 million, or $1.13 per diluted share after tax, and $115.1 million, or $1.25 per diluted share after tax, respectively, related to land sales and gains or losses on fixed assets. In the second quarter of 2003, Bowater completed the sale of 81,768 acres of owned and leased timberlands for aggregrate consideration of $121.8 million. This transaction resulted in a pre-tax gain of approximately $97.5 million.

(2)Effective January 1, 2003, Bowater adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS No. 143 resulted in non-cash, after tax cumulative effect charges of $2.1 million, or $0.04 per diluted share in the first quarter of 2003.

(3)For the calculation of basic and diluted earnings per share for the three and six month periods ended June 30, 2004 and 2003, no adjustments to net income (loss) are necessary. The effect of dilutive securities is not included in the computation for the three and six month periods ended June 30, 2004 and 2003 to prevent antidilution.

(4)A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.

                        Three Months Ended June 30, 2004
                (unaudited, in millions except per share amounts)

                                                                     Adjustment for Special Items
                                                                                               Adoption of
                                                                Land sales                         new         GAAP as
                                                      GAAP as    & fixed   Foreign              accounting    adjusted for
                                                     reported     assets   exchange Severance    standard     Special items
                                                    ------------------------------------------------------------------------

    Operating income (loss)                            $ 19.7    $ (5.1)      $ -       $ -        $ -        $ 14.6
      Other expense (income)
      Interest income                                    (1.1)        -         -         -          -          (1.1)
      Interest expense, net of capitalized interest      49.9         -         -         -          -          49.9
      Foreign exchange loss (gain)                       (1.7)        -       1.7         -          -             -
      Other, net                                         (2.2)        -         -         -          -          (2.2)
                                                   -----------------------------------------------------------------
                                                         44.9         -       1.7         -          -          46.6
                                                    -----------------------------------------------------------------
    Loss before income taxes, minority interests
       and cumulative effect of accounting changes      (25.2)     (5.1)     (1.7)        -          -         (32.0)
    Provision for income tax expense (benefit)          (22.9)     (1.9)      8.5         -          -         (16.3)
    Minority interests in the net income (loss)
       of subsidiaries                                   (1.0)       -        0.2         -          -          (0.8)
                                                   ------------------------------------------------------------------
    Income (loss) before cumulative effect of
        accounting changes                               (1.3)     (3.2)    (10.4)        -          -         (14.9)
    Cumulative effect of accounting changes                 -         -         -         -          -             -
                                                   ------------------------------------------------------------------
    Net income (loss)                                  $ (1.3)   $ (3.2)  $ (10.4)      $ -        $ -       $ (14.9)
                                                   ------------------------------------------------------------------

    Shares                                               57.2      57.2      57.2         -          -          57.2
                                                   ------------------------------------------------------------------

    EPS                                               $  (0.02)  $ (0.06)  $ (0.18)      $ -        $ -       $ (0.26)
                                                   ------------------------------------------------------------------

    Effective tax rate                                   90.9%     37.3%   -500.0%         -          -         50.9%
                                                   ------------------------------------------------------------------


                                                                   Three Months Ended June 30, 2003
                                                           (unaudited, in millions except per share amounts)

                                                                     Adjustment for Special Items
                                                                                             Adoption of
                                                               Land sales                        new
                                                       GAAP as   & Fixed  Foreign             accounting   GAAP as adjusted
                                                       reported  assets   exchange  Severance  standards   for Special items
                                                      ----------------------------------------------------------------------
    Operating income (loss)                            $ 31.6  $ (104.0)      $ -    $ 20.8        $ -       $ (51.6)
      Other expense (income)
      Interest income                                    (1.4)        -         -         -          -          (1.4)
      Interest expense, net of capitalized interest      42.2         -         -         -          -          42.2
      Foreign exchange loss (gain)                        5.6         -      (5.6)        -          -             -
      Other, net                                         (3.1)        -         -         -          -          (3.1)
                                                    -----------------------------------------------------------------
                                                         43.3         -      (5.6)        -          -          37.7
                                                    -----------------------------------------------------------------
    Loss before income taxes, minority interests
        and cumulative effect of accounting changes     (11.7)   (104.0)      5.6      20.8          -         (89.3)
    Provision for income tax expense (benefit)           17.6     (39.5)    (21.3)      7.3          -         (35.9)
    Minority interests in the net income (loss)
        of subsidiaries                                  (3.6)               (0.7)        -          -          (4.3)
                                                    -----------------------------------------------------------------
    Income (loss) before cumulative effect
        of accounting changes                           (25.7)    (64.5)     27.6      13.5          -         (49.1)
    Cumulative effect of accounting changes                 -         -         -         -          -             -
                                                    -----------------------------------------------------------------
    Net income (loss)                                 $ (25.7)  $ (64.5)   $ 27.6    $ 13.5        $ -       $ (49.1)
                                                   ------------------------------------------------------------------
    Shares                                               56.9      56.9      56.9      56.9          -          56.9
                                                   ------------------------------------------------------------------

     EPS                                              $ (0.45)   $ (1.13)   $ 0.48    $ 0.24        $ -       $ (0.86)
                                                   ------------------------------------------------------------------

    Effective tax rate                                -150.4%      38.0%   -380.4%     35.1%          -         40.2%
                                                   ------------------------------------------------------------------


                                                                    Six Months Ended June 30, 2004
                                                           (unaudited, in millions except per share amounts)

                                                                     Adjustment for Special Items
                                                                                              Adoption of
                                                                Land sales                       new
                                                       GAAP as   & Fixed  Foreign             accounting   GAAP as adjusted
                                                       reported  assets   exchange  Severance  standards   for Special items
                                                      ----------------------------------------------------------------------
    Operating income (loss)                            $ (3.6)   $ (4.2)      $ -       $ -        $ -        $ (7.8)
      Other expense (income)
      Interest income                                    (2.1)        -         -         -          -          (2.1)
      Interest expense, net of capitalized interest      98.1         -         -         -          -          98.1
      Foreign exchange loss (gain)                       (1.3)        -       1.3         -          -             -
      Other, net                                         (3.8)        -         -         -          -          (3.8)
                                                    -----------------------------------------------------------------
                                                         90.9         -       1.3         -          -          92.2
                                                    -----------------------------------------------------------------
    Loss before income taxes, minority interests
        and cumulative effect of accounting changes     (94.5)      (4.2)    (1.3)        -          -        (100.0)
    Provision for income tax expense (benefit)          (56.7)      (1.6)     8.4                              (49.9)
    Minority interests in the net income (loss)
        of subsidiaries                                  (4.0)       -        0.2         -          -          (3.8)
                                                    -----------------------------------------------------------------
    Income (loss) before cumulative effect of
        accounting changes                              (33.8)      (2.6)    (9.9)        -          -         (46.3)
    Cumulative effect of accounting changes                 -         -         -         -          -             -
                                                        -----------------------------------------------------------------
    Net income (loss)                                 $ (33.8)   $ (2.6)   $ (9.9)      $ -        $ -       $ (46.3)
                                                   ------------------------------------------------------------------

    Shares                                               57.1      57.1      57.1         -          -          57.1
                                                   ------------------------------------------------------------------

     EPS                                               $ (0.59)  $ (0.05)  $ (0.17)      $ -        $ -       $ (0.81)
                                                   ------------------------------------------------------------------

    Effective tax rate                                   60.0%     38.1%   -646.2%         -          -         49.9%
                                                   ------------------------------------------------------------------


                                                                    Six Months Ended June 30, 2003
                                                           (unaudited, in millions except per share amounts)

                                                                     Adjustment for Special Items

                                                                                             Adoption of
                                                                Land sales                        new
                                                       GAAP as   & Fixed  Foreign             accounting   GAAP as adjusted
                                                       reported  assets   exchange  Severance  standards   for Special items
                                                      ----------------------------------------------------------------------

    Operating income (loss)                           $ (24.7) $ (115.1)      $ -    $ 27.5        $ -      $ (112.3)
      Other expense (income)
      Interest income                                    (2.4)        -         -         -          -          (2.4)
      Interest expense, net of capitalized interest      82.1         -         -         -          -          82.1
     Foreign exchange loss (gain)                        13.8         -     (13.8)        -          -             -
      Other, net                                         (3.0)        -         -         -          -          (3.0)
                                                    -----------------------------------------------------------------
                                                         90.5         -     (13.8)        -          -          76.7
                                                    -----------------------------------------------------------------
    Loss before income taxes, minority interests
        and cumulative effect of accounting changes    (115.2)    (115.1)    13.8      27.5          -        (189.0)
    Provision for income tax expense (benefit)          (12.7)    (43.7)    (33.6)      9.9          -         (80.1)
    Minority interests in the net income (loss)
         of subsidiaries                                 (7.2)               (1.3)       -           -          (8.5)
                                                    -----------------------------------------------------------------
    Income (loss) before cumulative effect of
        accounting changes                              (95.3)    (71.4)     48.7      17.6          -        (100.4)
    Cumulative effect of accounting changes              (2.1)        -         -         -        2.1             -
                                                    -----------------------------------------------------------------
    Net income (loss)                                 $ (97.4)  $ (71.4)   $ 48.7    $ 17.6      $ 2.1      $ (100.4)
                                                   ------------------------------------------------------------------

    Shares                                               56.9      56.9      56.9      56.9       56.9          56.9
                                                   ------------------------------------------------------------------

     EPS                                              $ (1.71)   $ (1.25)   $ 0.85    $ 0.31     $ 0.04       $ (1.76)
                                                   ------------------------------------------------------------------

    Effective tax rate                                  11.0%     38.0%   -243.5%     36.0%          -         42.4%
                                                   ------------------------------------------------------------------

     A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com)